AGREEMENT AND PLAN OF REORGANIZATION

                         BY AND BETWEEN

                   MUTUAL SAVINGS BANK, F.S.B.

                               AND

                AMERICAN NATIONAL BANKSHARES INC.


                 Dated as of September 26, 1995

                        TABLE OF CONTENTS
                                                             Page
Parties                                                      1

Preamble                                                     1

ARTICLE ONE - TRANSACTIONS AND TERMS OF MERGER               1
   1.1 Merger                                                1
   1.2 Time and Place of Closing                             2
   1.3 Effective Time                                        2

ARTICLE TWO - TERMS OF MERGER                                2
   2.1 Business of Resulting Association                     2
   2.2 Assumption of Rights                                  2
   2.3 Assumption of Liabilities                             3
   2.4 Articles of Association                               3
   2.5 Bylaws                                                3
   2.6 Directors and Officers                                3

ARTICLE THREE - MANNER OF CONVERTING SHARES                  3
   3.1 Conversion of Shares                                  3
   3.2 Anti-Dilution Provisions                              4
   3.3 Shares Held by Mutual or ANB                          4
   3.4 Dissenting Shareholders                               4
   3.5 Fractional Shares                                     4
   3.6   Conversion of Stock Options                         4

ARTICLE FOUR - EXCHANGE OF SHARES                            6
   4.1 Exchange Procedures                                   6
   4.2 Rights of Former Mutual Shareholders                  6

ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES OF MUTUAL      7
   5.1 Organization, Standing, and Power                     7
   5.2 Authority; No Breach By Agreement                     7
   5.3 Capital Stock                                         8
   5.4 Mutual Subsidiaries                                   9
   5.5 Financial Statements                                  9
   5.6 Absence of Undisclosed Liabilities                   10
   5.7 Absence of Certain Changes or Events                 10
   5.8 Adequacy of Reserves                                 10
   5.9 Tax Matters                                          11
   5.10Assets                                               11
   5.11Environmental Matters                                12
   5.12Compliance With Laws                                 13
   5.13Labor Relations                                      13
   5.14Employee Benefit Plans                               13
   5.15Material Contracts                                   16
   5.16Legal Proceedings                                    16
   5.17Reports                                              16
   5.18Statements True and Correct                          17
   5.19Accounting, Tax, and Regulatory Matters              17
   5.20Charter Provisions                                   18
   5.21Support Agreements                                   18

ARTICLE SIX - REPRESENTATIONS AND WARRANTIES OF ANB         18
   6.1 Organization, Standing, and Power                    18
   6.2 Authority; No Breach By Agreement                    18
   6.3 Capital Stock                                        19
   6.4 ANB Subsidiaries                                     19
   6.5 Financial Statements                                 20
   6.6 Absence of Undisclosed Liabilities                   20
   6.7 Absence of Certain Changes or Events                 21
   6.8 Adequacy of Reserves                                 21
   6.9 Assets                                               22
   6.10Compliance With Laws                                 22
   6.11Legal Proceedings                                    22
   6.12Reports                                              23
   6.13Statements True and Correct                          23
   6.14Authority of American National                       24
   6.15Accounting, Tax, and Regulatory Matters              24

ARTICLE SEVEN - CONDUCT OF BUSINESS PENDING
   CONSUMMATION                                             24
   7.1 Covenants of Both Parties                            24
   7.2 Covenants of Mutual                                  24
   7.3 Covenants of ANB                                     27
   7.4 Adverse Changes in Condition                         27
   7.5 Reports                                              27

ARTICLE EIGHT - ADDITIONAL AGREEMENTS                       27
   8.1 Registration Statement; Joint Proxy Statement;
        Shareholder Approval                                27
   8.2 Applications                                         28
   8.3 Agreement as to Efforts to Consummate                28
   8.4 Investigation and Confidentiality                    29
   8.5 Press Releases                                       29
   8.6 Certain Actions                                      29
   8.7 Tax Matters                                          30
   8.8 Agreements of Affiliates                             30
   8.9 Employee Benefits and Contracts                      30
   8.10Indemnification                                      31
   8.11Organization of Mortgage Subsidiary                  32
   8.12Certain Director and Officer Positions               32
   8.13Certain Modifications                                33

ARTICLE NINE - CONDITIONS PRECEDENT TO OBLIGATIONS TO
   CONSUMMATE                                               33
   9.1 Conditions to Obligations of Each Party              33
   9.2 Conditions to Obligations of ANB                     34
   9.3 Conditions to Obligations of Mutual                  35

ARTICLE TEN - TERMINATION                                   37
   10.1Termination                                          37
   10.2Effect of Termination                                38
   10.3Non-Survival of Representations and Covenants        38

ARTICLE ELEVEN - MISCELLANEOUS                              38
   11.1Definitions                                          38
   11.2Expenses                                             46
   11.3Brokers and Finders                                  47
   11.4Entire Agreement                                     47
   11.5Amendments                                           47
   11.6Waivers                                              47
   11.7Assignment                                           48
   11.8Notices                                              48
   11.9Governing Law                                        49
   11.10   Counterparts                                     49
   11.11   Captions                                         49
   11.12   Severability                                     49

Signatures                                                  49

                        LIST OF EXHIBITS


Exhibit Number Description

               1. Form of Plan of Merger and Combination between
                  Mutual and American National.  ( 1.1, 11.1).

               2. Form of Support Agreement.  ( 5.21).

               3. Form of Affiliate Agreement.  ( 8.8).

               4. Form of Employment Agreement.  ( 8.12(c)).

               5. Matters as to which Muldoon, Murphy & Faucette
                  will opine.  ( 9.2(e)).

               6. Matters as to which Alston & Bird will  opine.
                  ( 9.3(d)).










              AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of September 26, 1995, by and between MUTUAL SAVINGS BANK, F.S.B. ("Mutual"), a federal stock savings bank organized and existing under the Laws of the United States, with its principal office located in Danville, Virginia; and AMERICAN NATIONAL BANKSHARES INC. ("ANB"), a corporation organized and existing under the Laws of the Commonwealth of Virginia, with its principal office located in Danville, Virginia.


                            Preamble

       The Boards of Directors of Mutual and ANB are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of Mutual by ANB pursuant to the merger (the "Merger") of Mutual with and into American National Bank and Trust Company ("American National"), a national banking association and a wholly owned subsidiary of ANB. At the effective time of the Merger, the outstanding shares of the common  stock  of Mutual shall be converted into  shares  of  the common stock of ANB (except as provided herein). As a result, shareholders of Mutual shall become shareholders of ANB, and the business and operations of Mutual shall be conducted through, and as a part of, American National. The transactions described in this Agreement are subject to the approvals of the shareholders of Mutual and ANB, the Office of the Comptroller of the Currency, appropriate state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger
(i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and that the exchange of Mutual common stock, to the extent exchanged for ANB common stock, will not give rise to gain or loss to the holders of Mutual common stock with respect to such exchange, and (ii) for accounting purposes shall be accounted for as a "pooling of interests."

       Certain  terms  used  in  this Agreement  are  defined  in
Section 11.1 of this Agreement.

       NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                           ARTICLE ONE
                TRANSACTIONS AND TERMS OF MERGER

       1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Mutual shall be merged with and into American National in accordance with and with the effect provided in 12 U.S.C. Sections 215c, 1815(d)(3), and 1828(c). American National shall be the Resulting Association resulting from the Merger and shall be a wholly-owned, first tier Subsidiary of ANB and shall continue to be governed by the Laws of the United States. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Mutual and ANB, and the Plan of Merger, which has been approved by the respective Boards of Directors of Mutual and American National.

       1.2 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at the offices of ANB, or such other place as may be mutually agreed upon by the Parties.

         1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time of issuance of the Certificate of Merger by the OCC or on such other date and at such other time as the OCC declares the Merger effective (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Mutual and ANB approve this Agreement and the Plan of Merger to the extent such approval is required by applicable Law; or such later date within thirty (30) days of such date as may be mutually agreed upon by Mutual and ANB.


                           ARTICLE TWO
                         TERMS OF MERGER

       2.1Business of Resulting Association. The business of the Resulting Association from and after the Effective Time shall continue to be that of a national banking association organized under the Laws of the United States. The business shall be conducted from its main office located in Danville, Virginia, and at its legally established branches, which shall also include the main office and all branches of Mutual, whether in operation or approved but unopened, at the Effective Time.

       2.2Assumption of Rights. At the Effective Time, the separate existence and corporate organization of Mutual shall be merged into and continued in the Resulting Association. All rights, franchises, and interests of both Mutual and American National in and to every type of property (real, personal, and mixed), and all choses in action of both Mutual and American National shall be transferred to and vested in the Resulting
Association without any deed or other transfer. The Resulting Association, upon consummation of the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of incompetent persons, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by either Mutual or American National at the Effective Time.

        2.3Assumption of Liabilities. All liabilities and obligations of both Mutual and American National of every kind and description (including without limitation the liquidation account established by Mutual in connection with its conversion to the stock form of organization, as in existence at the Effective Time) shall be assumed by the Resulting Association, and the Resulting Association shall be bound thereby in the same manner and to the same extent that Mutual and American National were so bound at the Effective Time.

        2.4      Articles  of  Association.   The   Articles   of
Association of American National in effect immediately prior to the Effective Time shall be the Articles of Association of the Resulting Association until otherwise amended or repealed.

        2.5     Bylaws.   The  Bylaws  of  American  National  in
effect immediately prior to the Effective Time shall be the Bylaws of the Resulting Association until otherwise amended or repealed.

        2.6 Directors and Officers. The directors of American National in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Resulting Association from and after the Effective Time in accordance with the Bylaws of the Resulting Association. The officers of American National in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected pursuant to Section 8.12 of this Agreement or otherwise, shall serve as the officers of the Resulting Association from and after the Effective Time in accordance with the Bylaws of the Resulting Association.


                          ARTICLE THREE
                   MANNER OF CONVERTING SHARES

       3.1 Conversion of Shares. Subject to the provisions of this Article Three, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations or associations shall be converted as follows:

           (a)Each   share  of  ANB  Common  Stock   issued   and
   outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective
   Time.

           (b)Each  share  of  American  National  Common   Stock
   issued and outstanding at the Effective Time shall remain issued and outstanding from and after the Effective Time.

           (c)Each share of Mutual Common Stock (excluding shares held by any Mutual Company or by any ANB Company, which shares shall be canceled as provided in Section 3.3 of this Agreement, in each case other than in a fiduciary capacity or in satisfaction of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for .705 of a share of ANB Common Stock (the "Exchange Ratio").

       3.2 Anti-Dilution Provisions. In the event Mutual or ANB changes the number of shares of Mutual Common Stock or ANB Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

       3.3 Shares Held by Mutual or ANB. Each of the shares of Mutual Common Stock held by any Mutual Company or by any ANB Company, in each case other than in a fiduciary capacity or in satisfaction of debts previously contracted, shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

       3.4 Dissenting Shareholders. Any holder of shares of Mutual Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by 12 C.F.R.
 552.14 shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of 12 C.F.R. 552.14 and surrendered to the Resulting Association the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Mutual fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, ANB shall issue and deliver the consideration to which such holder of shares of Mutual Common Stock is entitled under this Article Three (without interest) upon surrender by such holder of the certificate or certificates representing shares of Mutual Common Stock held by such holder. Mutual will establish an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the Resulting Association.

        3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Mutual Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of ANB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of ANB Common Stock multiplied by $30.50.

      3.6Conversion of Stock Options.

          (a)At  the  Effective Time, each option or other  right
to purchase shares of Mutual Common Stock pursuant to stock options or stock appreciation rights ("Mutual Options") granted by Mutual under the Mutual Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to ANB Common Stock, and ANB shall assume each Mutual Option, in accordance with the terms of the Mutual Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) the Board of Directors of Mutual Mortgage Company shall be substituted for Mutual and the Committee of Mutual's Board of Directors (including, if applicable, the entire Board of Directors of Mutual) administering such Mutual Stock
Plan, (ii) each Mutual Option assumed by ANB may be exercised solely for shares of ANB Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of ANB Common Stock subject to such Mutual Option shall be equal to the number of shares of Mutual Common Stock subject to such Mutual Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such Mutual Option shall be adjusted by dividing the per share exercise price under each such Mutual Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, ANB shall not be obligated to issue any fraction of a share of ANB Common Stock upon exercise of Mutual Options and any fraction of a share of ANB Common Stock that otherwise would be subject to a converted Mutual Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of ANB Common Stock and the per share exercise price of such option. The market value of one share of ANB Common Stock shall be the average of the closing bid and asked prices of such common stock as quoted on the Nasdaq System or, if not reported thereby, any other authoritative source selected by ANB) on the last trading day preceding the exercise of the option. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.6, each Mutual Option which is an "incentive stock option" shall be adjusted as required by
Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of
Section 424(h) of the Internal Revenue Code.

          (b)At or prior to the Effective Time, ANB shall take all corporate action necessary to reserve for issuance sufficient shares of ANB Common Stock for delivery upon exercise of Mutual Options assumed by it in accordance with this Section 3.6. As soon as reasonably practicable after the Effective Time, ANB shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of ANB Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, ANB shall administer the Mutual Option Plan assumed pursuant to this Section 3.6 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Mutual Option Plan complied with such rule prior to the Merger.

          (c)All restrictions or limitations on transfer with respect to Mutual Common Stock awarded under the Mutual Stock Plans or any other plan, program, or arrangement of any Mutual Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of ANB Common Stock into which such restricted stock is converted pursuant to Section
3.1 of this Agreement.


                          ARTICLE FOUR
                       EXCHANGE OF SHARES

        4.1 Exchange Procedures. Promptly after the Effective Time, ANB shall cause the exchange agent selected by it (the "Exchange Agent") to mail to the former shareholders of Mutual appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Mutual Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Mutual Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of Mutual Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of ANB Common Stock to which such holder may be otherwise entitled (without interest). ANB shall not be obligated to deliver the consideration to which any former holder of Mutual Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Mutual Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Mutual Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither ANB, the Resulting Association, nor the Exchange Agent shall be liable to a holder of Mutual Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

       4.2 Rights of Former Mutual Shareholders. At the Effective Time, the stock transfer books of Mutual shall be closed as to holders of Mutual Common Stock immediately prior to the Effective Time, and no transfer of Mutual Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Agreement, each certificate theretofore representing shares of Mutual Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which the holder thereof has perfected dissenters' rights of appraisal as contemplated by Section 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of Mutual shall be entitled to vote after the Effective Time at any meeting of ANB shareholders the number of whole shares of ANB Common Stock into which their respective shares of Mutual Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Mutual Common Stock for certificates representing ANB Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by ANB on the ANB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of ANB Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of ANB Common Stock as of any time subsequent to the
Effective Time shall be delivered to the holder of any certificate representing shares of Mutual Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Mutual Common Stock certificate, both the ANB Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                          ARTICLE FIVE
            REPRESENTATIONS AND WARRANTIES OF MUTUAL

      Mutual hereby represents and warrants to ANB as follows:

       5.1 Organization, Standing, and Power. Mutual is a federal stock savings bank duly organized, validly existing, and in good standing under the Laws of the United States, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Mutual is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual. Mutual is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Savings Association Insurance Fund.

      5.2    Authority; No Breach by Agreement.

           (a)Mutual has the corporate power and authority necessary to execute, deliver, and perform its obligations under, this Agreement and the Plan of Merger and to consummate the trans actions contemplated hereby and thereby, subject to the approval of this Agreement and the Plan of Merger by the requisite vote of the holders of Mutual Common Stock. The execution, delivery, and performance of this Agreement and the Plan of Merger and the consummation of the transactions contemplated herein and therein, including the Merger, have been or will be duly and validly authorized by all necessary corporate action in respect thereof on the part of Mutual subject to the approval of this Agreement and the Plan of Merger by the holders of two-thirds of the outstanding shares of Mutual Common Stock. Subject to such requisite approval, this Agreement and the Plan of Merger represent legal, valid, and binding obligations of Mutual enforceable against Mutual in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally or the rights of creditors of a federal savings bank, the deposits in which are insured by the FDIC, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

           (b)Neither the execution and delivery of this Agreement and the Plan of Merger by Mutual nor the consummation by Mutual of the transactions contemplated hereby or thereby, nor compliance by Mutual with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of Mutual's Charter or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Mutual Company under, any Contract or Permit of any Mutual Company, or
(iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any material Law or Order applicable to any Mutual Company or any of their respective Assets.

          (c)Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from and notices to be filed with Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Mutual of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger.

      5.3    Capital Stock.

          (a)The authorized capital stock of Mutual consists of (i) 7,500,000 shares of Mutual Common Stock, of which 1,154,100 shares are issued and outstanding as of the date of this Agreement and not more than 1,248,100 shares will be issued and outstanding at the Effective Time, and (ii) 2,500,000 shares of Mutual Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of Mutual Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of Mutual Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of Mutual. Mutual has reserved 94,000 shares of Mutual Common Stock for issuance under the Mutual Stock Plans, pursuant to which options to purchase no more than 94,000 shares of Mutual Common Stock are outstanding.

          (b)Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3(b) of the Mutual Disclosure Memorandum, there are no shares of capital stock or other equity securities of Mutual outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Mutual or contracts, commitments, understandings, or arrangements by which Mutual is or may be bound to issue additional shares of Mutual capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

       5.4     Mutual  Subsidiaries.   Mutual  has  disclosed  in
Section 5.4 of the Mutual Disclosure Memorandum all of the Mutual Subsidiaries as of the date of this Agreement. Except as disclosed, Mutual or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Mutual Subsidiary. No equity securities of any Mutual Subsidiary are or may become required to be issued (other than to a Mutual Company) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any Mutual Subsidiary is bound to issue (other than to a Mutual Company) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any Mutual Company is or may be bound to transfer any shares of the capital stock of any Mutual Subsidiary (other than to a Mutual Company). There are no Contracts relating to the rights of any Mutual Company to vote or to dispose of any shares of the capital stock of any Mutual Subsidiary. All of the shares of capital stock of each Mutual Subsidiary held by any Mutual Company are duly authorized, validly issued, and fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Mutual Company free and clear of any Lien. Each Mutual Subsidiary is a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Mutual Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual.

       5.5     Financial  Statements.  Mutual  has  disclosed  in
Section 5.5 of the Mutual Disclosure Memorandum, and has delivered to ANB, copies of, all Mutual Financial Statements prepared for periods ended prior to the date hereof and will deliver to ANB copies of all Mutual Financial Statements prepared subsequent to the date hereof. The Mutual Financial Statements (as of the dates thereof and for the periods covered thereby)
(i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the Mutual Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained  in  accordance  with  good  business  practices,  and
(ii) present or will present, as the case may be, fairly the consolidated financial position of the Mutual Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Mutual Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

       5.6Absence of Undisclosed Liabilities. To the Knowledge of Mutual no Mutual Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual except Liabilities which are accrued or reserved against in the consolidated balance sheets of Mutual as of June 30, 1995 included in the Mutual Financial
Statements or reflected in the notes thereto. Except as disclosed in Section 5.6 of the Mutual Disclosure Memorandum, no Mutual Company has incurred or paid any Liability since June 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual.

       5.7Absence of Certain Changes or Events. Since June 30, 1995, except as disclosed in the Mutual Financial Statements filed with the OTS after such date and prior to the date of this Agreement, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual and
(ii) the Mutual Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Mutual provided in Section 7.2(a), (b), (c), (g), (h), or (i) of this Agreement.

      5.8Adequacy of Reserves.

          (a)The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of Mutual included in the most recent Mutual Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Mutual included in the Mutual Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Mutual Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Mutual Companies as of the dates thereof.

          (b)The reserve for losses on real estate owned ("REO Reserve") shown on the consolidated balance sheets of Mutual included in the most recent Mutual Financial Statements dated prior to the date of this Agreement was, and the REO Reserve shown on the consolidated balance sheets of Mutual included in the Mutual Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the other real estate owned portfolios of the Mutual Companies as of the dates thereof.

          (c)The reserves for losses in respect of Litigation ("Litigation Reserves") shown on the consolidated balance sheets of Mutual included in the most recent Mutual Financial Statements dated prior to the date of this Agreement was, and the Litigation Reserves shown on the consolidated balance sheets of Mutual included in the Mutual Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or arising out of Litigation of the Mutual Companies as of the dates thereof.

      5.9Tax Matters.

          (a)All Tax returns required to be filed by or on behalf of any of the Mutual Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before September 30, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Mutual and all such returns filed are complete and accurate in all material respects. All Taxes shown on filed returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Mutual except to the extent reserved against in the Mutual Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

           (b)None of the Mutual Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable Taxing authorities) that is currently in effect.

          (c)Adequate provision for any Taxes due or to become due for any of the Mutual Companies for the period or periods through and including the date of the respective Mutual Financial Statements has been made and is reflected on such Mutual Financial Statements.

       5.10 Assets. Except as disclosed or reserved against in the Mutual Financial Statements, the Mutual Companies have to the extent material or applicable, good and marketable title, free and clear of all Liens, to all of their respective Assets that are material to the business of the Mutual Companies. All material tangible properties used in the businesses of the Mutual Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Mutual's past practices. All Assets which are material to the business of the Mutual Companies and held under leases or subleases by any of the Mutual Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and the rights of creditors of a federal savings bank, the deposits in which are insured by the FDIC, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

      5.11   Environmental Matters.

          (a)Except as disclosed in Section 5.11 of the Mutual Disclosure Memorandum, to the Knowledge of Mutual each Mutual Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual.

          (b)To the Knowledge of Mutual there is no Litigation pending or threatened before any court, governmental agency, or authority, or other forum in which any Mutual Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any Mutual Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual.

          (c)To the Knowledge of Mutual there is no Litigation pending or threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or
Mutual in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or
(ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual.

          (d)To the Knowledge of Mutual there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual.

          (e)To  the  Knowledge of Mutual during  the  period  of
(i) any Mutual Company's ownership or operation of any of their respective current properties, (ii) any Mutual Company's participation in the management of any Participation Facility, or, (iii) any Mutual Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under, or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual. Prior to the period of (i) any Mutual Company's ownership or operation of any of their respective current properties, (ii) any Mutual Company's participation in the management of any Participation Facility, or (iii) any Mutual Company's holding of a security interest in a Loan Property, to the Knowledge of Mutual there were no releases of Hazardous Material or oil in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual.

       5.12 Compliance With Laws. Each Mutual Company has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual. None of the Mutual Companies:

          (a)Is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual; and

           (b)Has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof
   (i) asserting that any Mutual Company is not in compliance with any of the material Laws or material Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual (ii) threatening to revoke any material Permits the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual or (iii) requiring any Mutual Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its management, or the payment of dividends.

        5.13 Labor Relations. No Mutual Company is the subject of any Litigation asserting that it or any other Mutual Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Mutual Company to bargain with any labor organization as to wages or conditions of employment, nor is any Mutual Company a party to or bound by any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any Mutual Company, pending or threatened, or to its Knowledge, is there any activity involving any Mutual Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

      5.14   Employee Benefit Plans.

           (a)Mutual has disclosed in Section 5.14 of the Mutual Disclosure Memorandum, and has delivered or made available to ANB prior to the execution of this Agreement correct and complete copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently or previously adopted, maintained by, sponsored in whole or in part by, or contributed to by any Mutual Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Mutual Benefit Plans"). Any of the Mutual Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "Mutual ERISA Plan." Each Mutual ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code or Section 3(35) of ERISA) is referred to herein as a "Mutual Pension Plan." On or after September 26, 1980, neither Mutual nor any Mutual Company has had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

          (b)Mutual has delivered or made available to ANB prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Mutual Benefit Plans (including insurance contracts), and all amendments thereto,
(ii) with respect to any such Mutual Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue
Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1974,
(iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Mutual Benefit Plan with respect to the most recent three plan years, and (iv) the most recent summary plan descriptions and any material modifications thereto.

          (c)All Mutual Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual. Except as disclosed in
Section 5.14(c) of the Mutual Disclosure Memorandum, each Mutual ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Mutual is not aware of any circumstances which will or could result in revocation of any such favorable determination letter. Except as disclosed in Section 5.14(c) of the Mutual Disclosure Memorandum, each trust created under any Mutual ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and Mutual is not aware of any circumstance which will or could result in revocation of such exemption. With respect to each Mutual Benefit Plan, except as disclosed in
Section 5.14(c) of the Mutual Disclosure Memorandum, no event has occurred which will or could give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under Section 511 of the Internal Revenue Code. There is no material pending or threatened Litigation relating to any Mutual ERISA Plan. Except as disclosed in Section 5.14(c) of the Mutual Disclosure Memorandum, no Mutual Company has engaged in a transaction with respect to any Mutual Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Mutual Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or
Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual.

       (d)No Mutual Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Mutual Pension Plan,
(ii) no change in the actuarial assumptions with respect to any Mutual Pension Plan, and (iii) no increase in benefits under any Mutual Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual or materially adversely affect the funding status of any such plan. Neither any Mutual Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Mutual Company, or the single-employer plan of any entity which is considered one employer with Mutual under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Mutual. No Mutual Company has provided, or is required to provide, security to a Mutual Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

          (e)Except as disclosed in Section 5.14(e) of the Mutual Disclosure Memorandum, no liability under Title IV of ERISA has been or is expected to be incurred by any Mutual Company with respect to any defined benefit plan currently or formerly maintained by any of them or by any entity which is considered an ERISA Affiliate.

          (f)Except as disclosed in Section 5.14(f) of the Mutual Disclosure Memorandum, no defined benefit plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. No Mutual Company has provided, or is required to provide, security to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

          (g)Except  as  disclosed  in  Section  5.14(g)  of  the
Mutual   Disclosure  Memorandum,  no  Mutual  Company   has   any
obligations for retiree health and life benefits under any of the Mutual Benefit Plans.

          (h)Except as disclosed in Section 5.14(h) of the Mutual Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Mutual Company from any Mutual Company under any Mutual Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Mutual Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

            (i)No oral or written representation or communication with respect to any aspect of the Mutual Benefit Plans has been made to employees of any of the Mutual Companies prior to the date hereof which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. All Mutual Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Mutual Benefit Plans are correct and complete and there have been no changes in the information set forth therein.

        5.15    Material  Contracts.   Except  as  disclosed   in
Section 5.15 of the Mutual Disclosure Memorandum, none of the Mutual Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Mutual Company or the guarantee by any Mutual Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contracts between or among Mutual Companies; and (iv) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Mutual with the OTS as of the date of this Agreement that has not been filed as an exhibit to Mutual's Form 10-K filed for the fiscal year ended September 30, 1994 or in an SEC Document and identified to ANB, (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "Mutual Contracts"). None of the Mutual Companies is in Default under any Mutual Contract which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Mutual.

        5.16 Legal Proceedings. Except to the extent specifically reserved against in the Mutual Financial Statements dated prior to the date of this Agreement, there is no Litigation instituted or pending, or, to the Knowledge of Mutual threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Mutual Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Mutual Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual. Mutual has disclosed in
Section 5.16 of the Mutual Disclosure Memorandum all Litigation pending or, to the Knowledge of Mutual threatened, as of the date of this Agreement where there are claims against Mutual.

       5.17 Reports. Since January 1, 1990, or the date of organization if later, each Mutual Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with
(i) the OTS, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Mutual). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

       5.18 Statements True and Correct. To the Knowledge of Mutual, no statement, certificate, instrument, or other writing furnished or to be furnished by any Mutual Company or any Affiliate thereof to ANB pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Mutual Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by ANB with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or contain any untrue statement of a material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Mutual Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to Mutual's and ANB's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any Mutual Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Mutual and ANB be false or misleading with respect to any material fact, or contain any misstatement of material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement as amended or supplemented, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated thereunder or necessary to correct any material statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any Mutual Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

        5.19 Accounting, Tax, and Regulatory Matters. No Mutual Company or any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Mutual there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without imposition of any condition of the type described in the second sentence of such Section 9.1(b).

        5.20 Charter Provisions. Each Mutual Company has taken or will take all action so that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger do not and will not result in the grant of any rights to any Person (other than an ANB Company or as contemplated by Section 3.4 of this Agreement) under the Charter, Bylaws, or other governing instruments of any Mutual Company or restrict or impair the ability of ANB to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Mutual Company that may be acquired or controlled by it.

       5.21 Support Agreements. Each of the directors and executive officers of Mutual has executed and delivered to ANB an agreement in substantially the form of Exhibit 2 to this Agreement.


                           ARTICLE SIX
              REPRESENTATIONS AND WARRANTIES OF ANB

      ANB hereby represents and warrants to Mutual as follows:

       6.1 Organization, Standing, and Power. ANB is a corporation duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Virginia, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. ANB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB.

      6.2    Authority; No Breach by Agreement.

           (a)ANB has the corporate power and authority necessary to execute, deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the Articles of Incorporation Amendment by the requisite vote of the holders of ANB Common Stock. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of ANB. This Agreement represents a legal, valid, and binding obligation of ANB, enforceable against ANB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

           (b)Neither the execution and delivery of this Agreement by ANB, nor the consummation by ANB of the transactions contemplated hereby, nor compliance by ANB with any of the provisions hereof, will (i) subject to the approval of the Articles of Incorporation Amendment by the requisite vote of the holders of ANB Common Stock, conflict with or result in a breach of any provision of ANB's Articles of Incorporation or Bylaws, or
(ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any ANB Company under, any Contract or Permit of any ANB Company, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any ANB Company or any of their respective Assets.

          (c)Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from and notices to be filed with Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans and other than Consents, filings, or notifications which, if not obtained or made, is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by ANB or American National of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

      6.3    Capital Stock.

          (a)The  authorized  capital stock of  ANB  consists  of
(i) 3,000,000 shares of ANB Common Stock, of which 2,400,000 shares were issued and outstanding as of June 30, 1995 and (ii) 200,000 shares of ANB Preferred Stock, of which none is outstanding. All of the issued and outstanding shares of ANB Common Stock are, and all of the shares of ANB Common Stock to be issued in exchange for shares of Mutual Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the Virginia SCA. None of the outstanding shares of ANB Common Stock has been, and none of the shares of ANB Common Stock to be issued in exchange for shares of Mutual Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of ANB.

          (b)Except as set forth in Section 6.3(a) of this Agreement, there are no shares of capital stock or other equity securities of ANB outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of ANB or contracts, commitments, understandings, or arrangements by which ANB is or may be bound to issue additional shares of ANB capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

       6.4ANB Subsidiaries. ANB has no Subsidiaries other than American National as of the date of this Agreement. ANB or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each ANB Subsidiary. No equity securities of any ANB Subsidiary are or may become required to be issued (other than to an ANB Company) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any ANB Subsidiary is bound to issue (other than to an ANB Company) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any ANB Company is or may be bound to transfer any shares of the capital stock of any ANB Subsidiary (other than to an ANB Company). There are no Contracts relating to the rights of any ANB Company to vote or to dispose of any shares  of the capital stock of any ANB Subsidiary.  All  of  the shares of capital stock of each ANB Subsidiary held by an ANB Company are duly authorized, validly issued, and fully paid and (except pursuant to 12 U.S.C. Section 55, in the case of national banks) nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the ANB Company free and clear of any Lien. Each ANB Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each ANB Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB. Each ANB Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund.

        6.5     Financial  Statements.   ANB  has  disclosed   in
Section 6.5 of the ANB Disclosure Memorandum and has delivered to Mutual copies of all ANB Financial Statements and certain SEC Documents prepared for periods ended prior to the date hereof and will deliver to Mutual copies of all ANB Financial Statements prepared subsequent to the date hereof. The ANB Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the ANB Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and
(ii) present or will present, as the case may be, fairly the consolidated financial position of the ANB Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the ANB Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

       6.6Absence of Undisclosed Liabilities. No ANB Company has any Liabilities (including Liabilities relating to matters contemplated by Sections 5.9, 5.11, and 5.14 of this Agreement applying such sections to ANB) that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, except Liabilities which are accrued or reserved against in the consolidated balance sheets of ANB as of June 30, 1995 included in the ANB Financial Statements or reflected in the notes thereto. Except as disclosed in Section 6.6 of the ANB Disclosure Memorandum, no ANB Company has incurred or paid any Liability since June 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB.

       6.7Absence of Certain Changes or Events. Since June 30, 1995, except as disclosed in the ANB Financial Statements filed with the SEC after such date and prior to the date of this Agreement or in Section 6.7 of the ANB Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB and (ii) the ANB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of ANB provided in Article Seven of this Agreement.

      6.8Adequacy of Reserves.

          (a)The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of ANB included in the most recent ANB Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of ANB included in the ANB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the ANB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the ANB Companies as of the dates thereof.

          (b)The reserve for losses on real estate owned ("REO Reserve") shown on the consolidated balance sheets of ANB included in the most recent ANB Financial Statements dated prior to the date of this Agreement was, and the REO Reserve shown on the consolidated balance sheets of ANB included in the ANB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the other real estate owned portfolios of the ANB Companies as of the dates thereof.

          (c)The reserves for losses in respect of Litigation ("Litigation Reserves") shown on the consolidated balance sheets of ANB included in the most recent ANB Financial Statements dated prior to the date of this Agreement was, and the Litigation Reserves shown on the consolidated balance sheets of ANB included in the ANB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or arising out of Litigation of the ANB Companies as of the dates thereof.

       6.9Assets. Except as disclosed or reserved against in the ANB Financial Statements, the ANB Companies have to the extent material or applicable, good and marketable title, free and clear of all Liens, to all of their respective Assets that are material to the business of the ANB Companies. All material tangible properties used in the businesses of the ANB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with ANB past practices. All Assets which are material to the business of the ANB Companies and held under leases or subleases by any of the ANB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganiza tion, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

       6.10 Compliance With Laws. ANB is duly registered as a bank holding company under the BHC Act. Each ANB Company has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB. None of the ANB Companies:

          (a)Is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB; and

           (b)Has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof
   (i)  asserting that any ANB Company is not in compliance  with any of the material Laws or material Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, (ii) threatening to revoke any Permits, the revocation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, or (iii) requiring any ANB Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its management, or the payment of dividends.

        6.11 Legal Proceedings. Except to the extent specifically reserved against in the ANB Financial Statements dated prior to the date of this Agreement, there is no Litigation instituted or pending, or, to the Knowledge of ANB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any ANB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any ANB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB.

       6.12 Reports. Since January 1, 1990, or the date of organization if later, ANB has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and
(iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

       6.13 Statements True and Correct. To the Knowledge of ANB, no statement, certificate, instrument, or other writing furnished or to be furnished by any ANB Company or any Affiliate thereof to Mutual pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any ANB Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by ANB with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or contain any untrue statement of a material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any ANB Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to Mutual's and ANB's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any ANB Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Mutual and ANB be false or misleading with respect to any material fact, or contain any misstatement of material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement as amended or supplemented, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated thereunder or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any ANB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

        6.14 Authority of American National. American National has the corporate power and authority necessary to execute, deliver, and perform its obligations under the Plan of Merger and to consummate the transactions contemplated thereby. The execution, delivery, and performance of the Plan of Merger and the consummation of the transactions contemplated therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of American National. The Plan of Merger represents a legal, valid, and binding obligation of American National, enforceable against American National in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

       6.15 Accounting, Tax, and Regulatory Matters. No ANB Company or any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of ANB, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without imposition of any condition of the type described in the second sentence of such
Section 9.1(b).


                          ARTICLE SEVEN
            CONDUCT OF BUSINESS PENDING CONSUMMATION

       7.1 Covenants of Both Parties. Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course,
(ii) preserve intact its business organizations and Assets and maintain its rights and franchises, and (iii) take no action which would materially adversely affect the ability of any Party to (a) obtain any Consents required for the transactions contemplated hereby, or (b) perform its covenants and agreements under this Agreement in all material respects and to consummate the Merger; provided, that the foregoing shall not prevent any ANB Company from discontinuing or disposing of any of its Assets or business, or from acquiring or agreeing to acquire any other Person or any Assets thereof, if such action is, in the reasonable judgment of ANB, desirable in the conduct of the business of ANB and its Subsidiaries and such discontinuance or disposition would not represent a material portion of the Assets of the ANB Companies.

        7.2 Covenants of Mutual. Except as specifically contemplated or permitted by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Mutual covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of ANB:

           (a)amend the Charter, Bylaws, or other governing instruments of any Mutual Company; or

          (b)incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Mutual Company to another Mutual Company) in excess of an aggregate of $50,000 (for the Mutual Companies on a consolidated basis) except in the ordinary course of the business of Mutual Companies consistent with past practices (which shall include, for Mutual creation of deposit liabilities, purchases of federal funds, advances from the Federal Home Loan Bank or the Federal Reserve Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or forgive any such indebtedness of any Person to any Mutual Company (in excess of an aggregate of $25,000), or impose, or suffer the imposition, on any share of stock held by any Mutual Company of any Lien or permit any such Lien to exist; or

           (c)repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans or in their capacity as transfer agent), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Mutual Company, or declare or pay any dividend or make any other distribution in respect of any Mutual Common Stock; provided that Mutual may (to the extent legally able to do
   so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Mutual Common Stock at a rate not in excess of $ .10 per share with usual and regular record and payment dates in accordance with past practice disclosed in Section 7.2(c) of the Mutual Disclosure Memorandum; provided further, that any dividend declared or payable on the shares of Mutual Common Stock for the quarter during which the Effective Time occurs shall, unless otherwise agreed upon in writing by ANB and Mutual, be declared only if the record date for payment of the quarterly dividend to holders of ANB Common Stock for the quarter in which the Effective Time occurs is prior to the Effective Time; and provided further, that in the event ANB declares a special cash dividend prior to the Effective Time, Mutual may (to the extent legally able to do so), but shall not be obligated to, declare and pay a cash dividend on the shares of Mutual Common Stock at a rate per share of Mutual Common Stock equivalent, taking into account the Exchange Ratio, to the special dividend paid by ANB on each share of ANB Common Stock; or

          (d)except pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Mutual Common Stock, Mutual Preferred Stock, or any other capital stock of any Mutual Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e)adjust, split, combine, or reclassify any capital stock of any Mutual Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Mutual Common Stock or sell, lease, mortgage, or otherwise dispose of or otherwise encumber any shares of capital stock of any Mutual Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Mutual Company) or any Assets other than in the ordinary course of business for reasonable and adequate consideration; or

           (f)acquire direct or indirect control over, or invest in equity securities of, any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Mutual in its fiduciary capacity; or

          (g)grant any increase in compensation or benefits to the employees or officers of any Mutual Company except in the ordinary course of business or as disclosed in Section 7.2(g) of the Mutual Disclosure Memorandum or as required by Law; pay any bonus except in the ordinary course of business or pursuant to the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement and disclosed in Section 7.2(g) of the Mutual Disclosure Memorandum; enter into or amend any severance agreements with officers of any Mutual Company except as disclosed in Section 7.2(g) of the Mutual Disclosure Memorandum; or grant any increase in fees or other increases in compensation or other benefits to directors of any Mutual Company; or

           (h)enter   into  or  amend  any  employment   Contract
   between  any  Mutual  Company  and  any  Person  (unless  such amendment is required by Law) that the Mutual Company does not have the unconditional right to terminate without
   Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i)adopt any new employee benefit plan or program of any Mutual Company or make any material change in or to any existing employee benefit plans or programs of any Mutual Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

           (j)make any significant change in any accounting methods, principles, or practices or systems of internal accounting controls, except as may be necessary to conform to changes in regulatory accounting requirements or GAAP; or

          (k)commence or settle any Litigation other than in accordance with past practice; provided that, except to the extent specifically reserved against in the Mutual Financial Statements dated prior to the date of this Agreement, no Mutual Company shall settle any Litigation involving any Liability of any Mutual Company for money damages in excess of $25,000 or restrictions upon the operations of any Mutual Company; or

          (l)except in the ordinary course of business, enter into or terminate any material Contract or make any change in any material lease or Contract, other than renewals of leases and Contracts without material adverse changes of terms.

        7.3 Covenants of ANB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, ANB covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in the usual, regular, and ordinary course, (ii) take no action which would materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of this Agreement, and
(iii) not, except as contemplated by this Agreement, amend the Articles of Incorporation or Bylaws of ANB, in each case, in any manner which is adverse to, and discriminates against, the holders of Mutual Common Stock.

       7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which
(i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

       7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, in the case of ANB, or the OTS, in the case of Mutual, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC or the OTS, as the case may be, will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                          ARTICLE EIGHT
                      ADDITIONAL AGREEMENTS

       8.1 Registration Statement; Joint Proxy Statement; Shareholder Approvals. As soon as reasonably practicable after the execution of this Agreement, ANB shall file the Registration Statement with the SEC, provided Mutual has provided, on a reasonably timely basis, all information concerning Mutual necessary for inclusion in the Registration Statement, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act as soon as reasonably practicable after the filing thereof and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of ANB Common Stock upon consummation of the Merger. Mutual shall promptly furnish all information concerning it and the holders of its capital stock as ANB may reasonably request in connection with such action. Mutual shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of (i) this Agreement and the Plan of Merger and (ii) such other related matters as it deems appropriate. ANB shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of (i) the Articles of Incorporation Amendment, and (ii) such other related matters as it deems appropriate. In connection with the Shareholders' Meetings, (i) Mutual and ANB shall file the Joint Proxy Statement (which shall be included in the Registration Statement) with the OTS and the SEC, respectively, and mail it to their respective shareholders,
(ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement, (iii) the Board of Directors of Mutual and ANB shall recommend (subject to compliance with their fiduciary duties) to their respective shareholders the approval of the matters submitted for consideration and approval by such shareholders, and (iv) the Board of Directors and officers of Mutual and ANB shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised in writing by counsel to such Board).

       8.2 Applications. As soon as reasonably practicable after execution of this Agreement, ANB shall prepare and file, and Mutual shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement and the Plan of Merger seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement and the Plan of Merger. ANB shall use all reasonable efforts to obtain the requisite Consents of all Regulatory Authorities as soon as reasonably practicable after the filing of the appropriate applications.

       8.3Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement and the Plan of Merger, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and therein and to cause to be satisfied the conditions applicable to such Party referred to in Article Nine of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Plan of Merger.

      8.4    Investigation and Confidentiality.

          (a)Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unreasonably with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b)Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or destroy all documents and copies thereof, and all work papers containing confidential information received from the other Party and shall not use such information in a manner detrimental to the other Party and its Affiliates.

           (c)Mutual shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an acquisition transaction with Mutual to preserve the confidentiality of the information relating to Mutual provided to such parties.

       8.5 Press Releases. Prior to the Effective Time, Mutual and ANB shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 8.5 shall be deemed to prohibit any Party from making any disclosure which its counsel advises as necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

        8.6Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, no Mutual Company nor any Affiliate thereof nor any investment banker, attorney, accountant, or other representative (collectively, "Representatives") retained by any Mutual Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Mutual's Board of Directors, no Mutual Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, and shall direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing, but Mutual may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations. Mutual shall promptly notify ANB orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Mutual shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing.

        8.7Tax Matters. The Parties agree to use their reasonable efforts to obtain a written opinion of Alston & Bird to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Mutual Common Stock for ANB Common Stock will not give rise to gain or loss to the shareholders of Mutual with respect to such exchange (except to the extent of any cash received), and (iii) each of
Mutual, ANB, and American National will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code ("Tax Opinion"). In rendering such Tax Opinion, Alston & Bird shall be entitled to rely upon representations of officers of Mutual and ANB reasonably satisfactory in form and substance to such counsel. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for Federal income tax purposes.

       8.8Agreements  of  Affiliates.  Mutual  has  disclosed  in
Section 8.8 of the Mutual Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Mutual for purposes of Rule 145 under the 1933 Act. Mutual shall use its reasonable efforts to cause each such Person to deliver to ANB not later than thirty (30) days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 3 to this Agreement, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Mutual Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of ANB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder (and ANB shall be entitled to place restrictive legends upon certificates for shares of ANB Common Stock issued to affiliates of Mutual pursuant to this Agreement to enforce the provisions of this
Section 8.8). ANB shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of ANB Common Stock by such affiliates.

        8.98.14Employee Benefits and Contracts. As of the Effective Time, the ANB Companies shall offer employment to all employees of Mutual with no reduction in base salary. Following the Effective Time, ANB shall provide generally to officers and employees of the Mutual Companies employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially the same as those currently provided by the ANB Companies to their similarly situated officers and employees; provided that ANB shall not be required to, but may, permit the officers and employees of the Mutual Companies to participate in the Cash Profit Sharing Bonus Plan of American National. For purposes of participation and vesting (but not benefit accrual) under such employee benefit plans, the service of the employees of the Mutual Companies prior to the Effective Time shall be treated as service with an ANB Company participating in such employee benefit plans. Any vacation and sick leave accrued for the then current year but not taken prior to the Effective Time will carry over and be available until the end of such year. ANB also shall cause the Resulting Association and its Subsidiaries to honor in accordance with their terms all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Mutual Benefit Plans. In addition, ANB agrees not to terminate, except for
"cause" as determined under the employee policies of ANB, any employee of Mutual who becomes an employee of ANB at the Effective Time for a period of one year after the Effective Time.

      8.10   Indemnification.

          (a)Subject  to  the conditions set forth  in  paragraph
(b) below, for a period of six (6) years after the Effective Time, ANB shall, and shall cause the Resulting Association to, indemnify, defend, and hold harmless each person entitled to indemnification from a Mutual Company (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the same extent and subject to the conditions set forth in applicable regulations of the OTS (including all official interpretations thereof) and Mutual's Charter and Bylaws, in each case as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by the Resulting Association is required to effectuate any indemnification, ANB shall cause the Resulting Association to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between ANB and the Indemnified Party.

           (b)ANB shall, or shall cause the Resulting Association to, use its reasonable efforts (and Mutual shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of one (1) year after the Effective Time, Mutual's existing directors' and officers' liability insurance policy (provided that ANB may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Mutual given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance.

            (c)Any Indemnified Party wishing to claim indemnification under paragraph (a), upon learning of any such Liability or Litigation, shall promptly notify ANB thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) ANB or the Resulting Association shall have the right to assume the defense thereof and ANB shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if ANB or the Resulting Association elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between ANB or the Resulting Association and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and ANB or the Resulting Association shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that ANB shall be obligated pursuant to this paragraph (c) to pay for only one (1) firm of counsel for all Indemnified Parties in any jurisdiction (assuming there are no conflicts), (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) ANB shall not be liable for any settlement effected without its prior written consent; and provided further that the Resulting Association shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

          (d)If ANB or the Resulting Association or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then in each case, proper provision shall be made so that the successors and assigns of ANB or the Resulting Association shall assume the obligations set forth in this Section 8.10.

       8.11 Organization of Mortgage Subsidiary. ANB agrees to organize as a subsidiary of ANB or American National, as soon as reasonably practicable after the Effective Time and subject to receipt of all necessary Consents from Regulatory Authorities, a mortgage banking subsidiary, containing sufficient capital, personnel, and other resources, to be named "Mutual Mortgage Company."

      8.12   Certain Director and Officer Positions.

          (a)ANB agrees to cause two (2) members of Mutual's Board of Directors, which members shall be nominated by Mutual and approved by ANB and willing so to serve (subject to any applicable legal restrictions) ("Former Mutual Directors") and shall include Mr. H. Dan Davis, to be elected or appointed as directors of ANB and American National at the first meetings of the Boards of Directors of ANB and American National held after the Effective Time. At the first annual meeting of shareholders of ANB after the Effective Time, ANB shall take all corporate action necessary to, and shall, renominate such two (2) Former Mutual Directors for election as directors of ANB and shall recommend that the ANB shareholders vote for the election of such individuals as directors.

          (b)ANB also agrees to establish a Board of Directors for Mutual Mortgage Company, which shall be composed of all individuals who are serving as members of Mutual's Board of Directors at the Effective Time (other than the outside Former Mutual Director who is elected a director of ANB) , and which Board shall receive fees for such service as directors of Mutual Mortgage at the same rate as Mutual's Board as of the date of this Agreement.

          (c)ANB agrees to elect or appoint all individuals of Mutual who are serving as officers of Mutual at the Effective Time as officers of either American National or Mutual Mortgage Company taking into account the prior positions and experience of such officers with Mutual in designating such officer positions. Specifically, ANB shall appoint Mr. H. Dan Davis as (i) Executive Vice President of ANB and Senior Vice President of American National at the Effective Time and (ii) President and Chief Executive Officer of Mutual Mortgage Company at the time of its organization. In addition, at the Effective Time, ANB shall offer to enter into an employment agreement with Mr. Davis, substantially in the form of Exhibit 4 to this Agreement.

      8.13   Certain Modifications.

           (a)Mutual and ANB shall consult with respect to their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and Mutual shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. Mutual and ANB shall also consult with respect to the character, amount, and timing of restructuring and merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and the Plan of Merger and shall take such charges in accordance with GAAP, prior to the Effective Time, as may be mutually agreed upon by the Parties. Neither Parties' representations, warranties, and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.13.

          (b)During the first full quarter after the Effective Time, management of ANB agrees, subject to the earnings of the ANB Companies, their financial condition, liquidity and capital requirements, applicable governmental regulations and policies, and other factors deemed relevant by management, to recommend to the Board of Directors of ANB that the regular semi-annual cash dividend payable per share of ANB Common Stock be increased to a rate not less than $.2837.


                          ARTICLE NINE
        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

        9.1Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

          (a)Shareholder Approval. The shareholders of Mutual shall have approved (i) this Agreement and the Plan of Merger and (ii) the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. The shareholders of ANB shall have approved the Articles of Incorporation Amendment, as and to the extent required by Law or by the provisions of any governing instruments.

          (b)Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent so obtained which is necessary to consummate the transactions as contemplated hereby shall be conditioned or restricted in a manner which in the reasonable good faith judgment of the Board of Directors of ANB or Mutual would so materially adversely impact the economic benefits of the transaction as contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

          (c)Consents and Approvals. Each Party shall have obtained any and all other Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

          (d)Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

            (e)Registration    Statement.     The    Registration
   Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance of the shares of ANB Common Stock issuable pursuant to the Merger shall have been received.

          (f)Tax Matters. Each Party shall have received a copy of the Tax Opinion referred to in Section 8.7 of this Agreement. Each Party shall have delivered to the other a certificate, dated as of the Effective Time, signed by its chief executive officer and chief financial officer, to the effect that, to the best knowledge and belief of such officers, the statement of facts and representations made on behalf of the management of such Party, presented to the legal counsel delivering the Tax Opinion were at the date of such presentation, true, correct, and complete, and are on the date of such certificate, to the extent contemplated by the presentation, true, correct, and complete, as though such presentation had been made on the date of such certificate.

       9.2Conditions to Obligations of ANB. The obligations of ANB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by ANB pursuant to Section 11.6(a) of this Agreement:

          (a)Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Mutual set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Mutual set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Mutual set forth in Sections 5.19, 5.20, 5.21, and 5.22 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Mutual set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.19, 5.20, 5.21, and 5.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Mutual; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

           (b)Performance of Agreements and Covenants. Each and all of the agreements and covenants of Mutual to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)Certificates.  Mutual shall have  delivered  to  ANB
   (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Mutual's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as ANB and its counsel shall request.

          (d)Pooling Letter. ANB shall have received a letter from Arthur Andersen LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

          (e)Legal Opinion. ANB shall have received a written opinion, dated as of the Effective Time, of counsel to Mutual in form reasonably satisfactory to ANB, which shall cover the matters set forth in Exhibit 5 to this Agreement.

          (f)Fairness Opinion. ANB shall have received from Scott & Stringfellow, Inc., a letter, dated not more than ten
   (10) business days prior to the date of the Joint Proxy Statement, to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the shareholders of ANB.


       9.3Conditions to Obligations of Mutual. The obligations of Mutual to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Mutual pursuant to Section 11.6(b) of this Agreement:

          (a)Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of ANB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of ANB set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of ANB set forth in Section 6.13 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of ANB set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.13) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on ANB; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

           (b)Performance of Agreements and Covenants. Each and all of the agreements and covenants of ANB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)Certificates.   ANB shall have delivered  to  Mutual
   (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by ANB's Board of Directors and American National's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Mutual and its counsel shall request.

           (d)Legal Opinion. Mutual shall have received a written opinion, dated as of the Effective Time, of counsel to ANB, in form reasonably satisfactory to Mutual which shall cover the matters set forth in Exhibit 6 to this Agreement.

           (e)Fairness Opinion. Mutual shall have received from Baxter Fentriss and Company, a letter, dated not more than ten (10) business days prior to the date of the Joint Proxy Statement, to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the shareholders of Mutual.


                           ARTICLE TEN
                           TERMINATION

       10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Mutual or ANB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a)By mutual consent of the Board of Directors of ANB and the Board of Directors of Mutual; or

           (b)By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Mutual and Section 9.3(a) in the case of ANB or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Mutual and Section 9.3(a) of this Agreement in the case of ANB; or

           (c)By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Mutual and Section 9.3(a) in the case of ANB or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

          (d)By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) the shareholders of Mutual fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the HOLA and the regulations of the OTS at the Mutual Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon, or (iii) the shareholders of ANB fail to vote their approval of the Articles of Incorporation Amendment as required by the Virginia SCA at the ANB Shareholders' Meeting or any adjournment thereof where the amendment was presented to such shareholders for approval and voted upon; or

          (e)By the Board of Directors of either Party in the event that the Merger shall not have been consummated by July 31, 1996, in each case only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

           (f)By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Mutual and Section 9.3(a) in the case of ANB or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger (other than as contemplated by Section 10.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement.

       10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article Eleven and Section 8.4(b) of this Agreement shall survive any such termination, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

       10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles Two, Three, Four, and Eleven and Sections 8.9, 8.10, 8.11, and 8.12 of this Agreement.


                         ARTICLE ELEVEN
                          MISCELLANEOUS

        11.1     Definitions.    Except  as  otherwise   provided
herein,  the capitalized terms set forth below (in their singular
and   plural  forms  as  applicable)  shall  have  the  following meanings:

          "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

          "Affiliate" of a Person shall mean (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person, (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any ten percent (10%) or greater equity or voting interest of such Person, or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "Agreement" shall mean this Agreement and Plan of Reorganization, including the Plan of Merger and the other
   Exhibits delivered pursuant hereto and incorporated herein by reference.

           "Allowance"  shall  have  the  meaning   provided   in
   Section 5.8 of this Agreement.

           "American  National  Common  Stock"  shall  mean   the
   $10.00 par value common stock of American National.

          "ANB Common Stock" shall mean the $1.00 par value common stock of ANB.

          "ANB Companies" shall mean, collectively, ANB and all ANB Subsidiaries.

          "ANB Disclosure Memorandum" shall mean the written information entitled "American National Bankshares Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Mutual describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

           "ANB Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of ANB as of June 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and each of the three years ended December 31, 1994, 1993, and 1992, as filed by ANB in SEC Documents and (ii) the consolidated statements of condition of ANB (including related notes and schedules, if any) and related statements of income, changes in shareholders'
   equity,   and   cash  flows  (including  related   notes   and
   schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

          "ANB Preferred Stock" shall mean the $5.00 par value preferred stock of ANB.

          "ANB Subsidiaries" shall mean the Subsidiaries of ANB which shall include the ANB Subsidiaries described in Section
   6.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of ANB in the future and owned by ANB at the Effective Time.

          "Articles of Incorporation Amendment" shall mean the amendment to the Articles of Incorporation of ANB increasing the number of authorized shares of ANB Common Stock by an amount which will permit completion of the transactions contemplated by this Agreement.

          "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "BHC  Act" shall mean the federal Bank Holding  Company
   Act of 1956, as amended.

          "Business Combination" shall mean an acquisition of, merger or combination with, share exchange involving any class of voting stock of, sale of more than twenty-five percent (25%) of the consolidated assets by, or other business combination involving, or tender offer for or sale or issuance of any equity securities involving an acquisition by a third-party of more than twenty-five percent (25%) of the voting stock of, Mutual.

          "Certificate of Merger" shall mean the Certificate of Merger or other order to be issued by the OCC approving the Merger.

          "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

            "Consent"   shall   mean   any   consent,   approval,
   authorization,  clearance,  exemption,  waiver,   or   similar
   affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

          "Default" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, except those Defaults which do not have a Material Adverse Effect on a Party.

          "Effective  Time"  shall mean  the  date  and  time  at
   which  the Merger becomes effective as defined in Section  1.3 of this Agreement.

          "Environmental Laws" shall mean all Laws which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment.

           "ERISA  Plan"  shall  have  the  meaning  provided  in
   Section 5.14 of this Agreement.

          "ERISA"  shall  mean  the  Employee  Retirement  Income
   Security Act of 1974, as amended.

          "Exchange  Agent"  shall have the meaning  provided  in
   Section 4.1 of this Agreement.

          "Exchange  Ratio"  shall have the meaning  provided  in
   Section 3.1(c) of this Agreement.

          "Exhibits" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

           "FDIC"   shall  mean  the  Federal  Deposit  Insurance
   Corporation.

           "GAAP"   shall  mean  generally  accepted   accounting
   principles, consistently applied during the periods involved.

           "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq., or any similar federal, state, or local Law.

          "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

           "Internal  Revenue  Code"  shall  mean  the   Internal
   Revenue   Code  of  1986,  as  amended,  and  the  rules   and
   regulations promulgated thereunder.

          "Joint Proxy Statement" shall mean the joint proxy statement used by Mutual and ANB to solicit the approval of their respective shareholders of the transactions contemplated by this Agreement and the Plan of Merger as and to the extent required by Law or by the provisions of any governing instruments, and shall include the prospectus of ANB relating to the shares of ANB Common Stock to be issued to the shareholders of Mutual.

          "Knowledge" as used with respect to a Person shall mean to the best of the knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person.

           "Law" shall mean any code, law, ordinance, regulation, reporting, or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including, without limitation, those promulgated, interpreted, or enforced by any of the Regulatory Authorities.

           "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including, without limitation, costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reserva tion, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than
   (i)  Liens for current property Taxes not yet due and payable,
   (ii) for depository institutions, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

           "Litigation"  shall  mean  any  action,   arbitration,
   cause of action, claim, complaint, criminal prosecution, governmental examination, investigation, hearing, inquiry, administrative proceeding, or notice (written or oral) by any Person alleging the aforesaid, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, or (b) changes in GAAP or regulatory accounting principles generally applicable to banks and savings associations and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, or (d) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

          "material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "Merger" shall mean the merger of Mutual with and into American National referred to in Section 1.1 of this Agreement.

          "Mutual Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

          "Mutual Common Stock" shall mean the $1.00 par value common stock of Mutual.

          "Mutual Companies" shall mean, collectively, Mutual and all Mutual Subsidiaries.

          "Mutual Disclosure Memorandum" shall mean the written information entitled "Mutual Savings Bank, F.S.B. Disclosure Memorandum" delivered prior to the date of this Agreement to ANB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

           "Mutual Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Mutual as of June 30, 1995, and as of September 30, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended June 30, 1995, and for each of the three fiscal years ended September 30, 1994, 1993, and 1992, as disclosed by Mutual in the Mutual Disclosure Memorandum, and (ii) the consolidated balance sheets of Mutual (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 1995.

          "Mutual Preferred Stock" shall mean the $1.00 par value preferred stock of Mutual.

          "Mutual  Stock Plans" shall mean Mutual  Savings  Bank,
   F.S.B. 1987 Stock Option Plan.

          "Mutual Subsidiaries" shall mean the Subsidiaries of Mutual which shall include the Mutual Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Mutual in the future and owned by Mutual at the Effective Time.

           "NASD"   shall   mean  the  National  Association   of
   Securities Dealers, Inc.

          "1933 Act" shall mean the Securities Act of 1933, as amended.

          "1934  Act" shall mean the Securities Exchange  Act  of
   1934, as amended.

          "OCC" shall mean Office of the Comptroller of the Currency.

          "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

          "OTS"  shall  mean  the  Office of  Thrift  Supervision
   (including  its  predecessor,  the  Federal  Home  Loan   Bank
   Board).

          "Participation Facility" shall mean any facility in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property.

          "Party" shall mean either Mutual or ANB and "Parties" shall mean both Mutual and ANB.

          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture,
   limited   partnership,  limited  liability   company,   trust,
   business association, group acting in concert, or any person acting in a representative capacity.

          "Plan of Merger" shall mean the Plan of Merger and Combination, in substantially the form of Exhibit 1 to this Agreement, to be entered into by Mutual and American National setting forth the terms of the Merger.

          "Registration  Statement" shall mean  the  Registration
   Statement on Form S-4, or other appropriate form, filed with the SEC by ANB under the 1933 Act in connection with the transactions contemplated by this Agreement.

           "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the OTS, the OCC, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

          "Resulting Association" shall mean American National as the surviving association resulting from the Merger.

           "SEC   Documents"   shall   mean   all   reports   and
   registration statements filed, or required to be filed,  by  a
   Party   or   any  of  its  Subsidiaries  with  any  Regulatory
   Authority pursuant to the Securities Laws.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust
   Indenture  Act  of  1939,  as  amended,  and  the  rules   and
   regulations of any Regulatory Authority promulgated thereunder including the regulations of the OTS included in 12 C.F.R. Part 563g.

          "Shareholders' Meetings" shall mean the respective meetings of the shareholders of Mutual and ANB to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

           "Subsidiary" or collectively "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls fifty percent (50%) or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which fifty percent (50%) or more of the outstanding equity securities is owned directly or indirectly by ANB; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

           "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, of any nature whatsoever, including interest, penalties, and additions imposed thereon or with respect thereto.

           "Virginia   SCA"   shall  mean  the   Virginia   Stock
   Corporation Act.

      11.2   Expenses.

           (a)Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that ANB shall bear and pay the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

          (b)Notwithstanding the foregoing, if, after the date of this Agreement and within twelve (12) months following:

            (1)any termination of this Agreement

                      (i)by  ANB  pursuant  to  Sections  10.1(b)
           (but only in the case of a willful breach by Mutual of a representation or warranty), 10.1(c), or 10.1(f) (but only on the basis of the failure to satisfy any of the conditions enumerated in Sections 9.1(a) (but only in the case of Mutual shareholder approval) and
           (d) or 9.2(a) (but only in the case of a willful breach by Mutual of a representation or warranty),
           (b), (c), (d), or (f)) of this Agreement, or

                      (ii)     by  Mutual  pursuant  to   Section
           10.1(f) (but only on the basis of the failure to satisfy any of the conditions enumerated in Section 9.1(a) (but only in the case of Mutual shareholder approval) or (d) or 9.3(e)) of this Agreement, or

                      (iii)    by   either  Party   pursuant   to
           Section 10.1(d)(ii) (but only in the case of Mutual shareholder approval) of this Agreement, or

                   (2)failure to consummate the Merger by reason of any failure to satisfy the conditions enumerated in Sections 9.1(a) (but only in the case of Mutual shareholder approval) or (d), 9.2(a) (but only in the case of a willful breach by Mutual of a representation or warranty), (b), (c), (d), or (f) or 9.3(e) of this Agreement,

Mutual covenants, acknowledges, and agrees that it shall be a specific, absolute, and unconditional binding condition to
Mutual's entering into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, or conditional) with respect to, or recommending shareholder acceptance of, any Business Combination with any third-party, that such third-party that is a party to the Business Combination shall pay to ANB, prior to the time the Business Combination is announced to the public by press release or otherwise,, an amount in cash equal to $1,000,000, which sum represents the direct costs and expenses (including, without limitation, fees and expenses of ANB's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by ANB in negotiating and carrying out the transactions contemplated by this Agreement, and the indirect costs and expenses incurred by ANB in connection with the transactions contemplated by this Agreement including ANB's management time devoted to negotiation and preparation for such transaction. In the event such third-party shall refuse to pay such amounts, the amounts shall be an obligation of Mutual and shall be paid by Mutual promptly upon notice to Mutual by ANB.

           (c)Nothing  contained  in  this  Section  11.2   shall
constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

       11.3 Brokers and Finders. Except for Baxter Fentriss and Company as to Mutual and Scott & Stringfellow, Inc. as to ANB, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Mutual or ANB, each of Mutual and ANB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

       11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to, or shall, confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.10 and 8.12 of this Agreement.

       11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of Mutual Common Stock, there shall be made no amendment decreasing the consideration to be received by Mutual shareholders without the further approval of such shareholders.

      11.6   Waivers.

          (a)Prior to or at the Effective Time, ANB, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive on behalf of it and American National any Default in the performance of any term of this Agreement by Mutual to waive or extend the time for the compliance or fulfillment by Mutual of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of ANB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of ANB.

          (b)Prior to or at the Effective Time, Mutual acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by ANB, to waive or extend the time for the compliance or fulfillment by ANB or American National of any and all of their obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Mutual under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Mutual.

        11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

       11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so received:

                          Mutual:Mutual Savings Bank, F.S.B.
                          103 Tower Drive
                          Danville, Virginia  24543-1001
                          Telecopy Number:  (804)  791-0249

                          Attention: H. Dan Davis
                          President and Chief
                          Executive Officer

                          Copy to Counsel:  Muldoon, Murphy & Faucette
                          5101 Wisconsin Avenue, N.W., Suite 400
                          Washington, D.C.  20016
                          Telecopy Number:  (202) 966-9409

                          Attention: Leslie A. Murphy and
                                     John R. Hall

                          ANB: American National Bankshares Inc.
                          628 Main Street
                          Danville, Virginia  24541
                          Telecopy Number:  (804) 792-5681

                          Attention: Charles H. Majors
                                     President and Chief Executive Officer

                          Copy to Counsel:  Alston & Bird
                          601 Pennsylvania Avenue, N.W.
                          North Building, Suite 250
                          Washington, D.C.  20004
                          Telecopy Number:  (202) 508-3333

                          Attention: Frank M. Conner III

       11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Virginia, without regard to any applicable conflicts of Laws, except to the extent that the federal Laws of the United States may apply to the Merger.

       11.10Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

       11.11Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

        11.12Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

       IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                       MUTUAL SAVINGS BANK, F.S.B.


By:  /s/ Barbara N. Hobgood   By:  /s/ H. Dan Davis
         Barbara N. Hobgood            H. Dan Davis
         Corporate Secretary           President and Chief Executive
                                       Officer


[CORPORATE SEAL]


ATTEST:                       AMERICAN NATIONAL BANKSHARES INC.


By: /s/ David Hyler          By: /s/ Charles H. Majors
        David Hyler                  Charles H. Majors
        Corporate Secretary          President and Chief Executive
				     Officer


[CORPORATE SEAL]